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Metris Receivables, Inc.                           Metris Master Trust                                            Monthly Report
Securityholders' Statement                            Series 1999-2                                                     Aug-2002
Section 5.2                                                                 Class A            Class B                     Total
(i)  Security Amount ..................................................  500,000,000.00      49,450,550.00        549,450,550.00
(ii)  Security Principal Distributed ..................................            0.00                 --                  0.00
(iii)  Security Interest Distributed ..................................      997,812.50                 --            997,812.50
(iv)  Principal Collections ...........................................   25,089,785.91       2,481,407.43         27,571,193.34
(v)  Finance Charge Collections .......................................   11,009,001.07       1,088,802.30         12,097,803.37
       Recoveries .....................................................      519,056.98          51,335.31            570,392.29
       Principal Funding Account Investment Earnings ..................            0.00               0.00                  0.00
       Accumulation Period Reserve Account Investment Earnings ........            0.00               0.00                  0.00
         Total Finance Charge Collections .............................   11,528,058.05       1,140,137.61         12,668,195.66
Total Collections .....................................................   36,617,843.96       3,621,545.04         40,239,389.00
             (vi) Aggregate Amount of Principal Receivables ...........              --                 --     10,156,417,252.81
       Invested Amount (End of Month) .................................  500,000,000.00      49,450,550.00        549,450,550.00
       Floating Allocation Percentage .................................       4.9229959%         0.4868897%            5.4098856%
       Fixed/Floating Allocation Percentage ...........................       4.9229959%         0.4868897%            5.4098856%
       Invested Amount (Beginning of Month) ...........................  500,000,000.00      49,450,550.00        549,450,550.00
       Average Daily Invested Amount ..................................              --                 --        549,450,550.00
(vii)  Receivable Delinquencies (As a % of Total Receivables) .........              --                 --                    --
       Current ........................................................              --              83.20%     8,928,713,125.01
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) .....              --               6.08%       652,381,827.08
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ....              --               3.36%       360,130,706.75
       90 Days and Over (60+ Days Contractually Delinquent) ...........              --               7.36%       789,879,048.86
Total Receivables .....................................................              --             100.00%    10,731,104,707.70
                (viii) Aggregate Investor Default Amount ..............              --                 --          7,852,460.64
         As a % of Average Daily Invested Amount ......................              --                 --                    --
        (Annualized based on 365 days/year) ...........................              --                 --                 16.83%
(ix)  Charge-Offs .....................................................            0.00               0.00                  0.00
(x)  Servicing Fee ....................................................              --                 --            933,313.26
(xi)  Unreimbursed Redirected Principal Collections ...................              --                 --                  0.00
(xii)  Excess Funding Account Balance .................................              --                 --                  0.00
(xiii)  New Accounts Added ............................................              --                 --                     0
(xiv)  Average Gross Portfolio Yield ..................................              --                 --                 27.15%
         Average Net Portfolio Yield ..................................              --                 --                 10.32%
(xv)  Minimum Base Rate ...............................................              --                 --                  4.32%
        Excess Spread .................................................              --                 --                  6.00%
(xvi)  Principal Funding Account Balance ..............................              --                 --                  0.00
(xvii)  Accumulation Shortfall ........................................              --                 --                  0.00
(xviii)  Scheduled date for the commencement of the Accumulation Period              --                 --             July 2005
        Accumulation Period Length ....................................              --                 --                   N/A
(xix)  Principal Funding Account Investment Proceeds Deposit ..........              --                 --                  0.00
        Required Reserve Account Amount ...............................              --                 --                  0.00
        Available Reserve Account Amount ..............................              --                 --                  0.00
        Covered Amount ................................................              --                 --                  0.00
(xx)  Aggregrate Interest Rate Caps Notional Amount ...................              --                 --        500,000,000.00
        Deposit to the Caps Proceeds Account ..........................              --                 --                  0.00
(xxi)  Policy Claim Amount ............................................              --                 --                  0.00
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